UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.      )


Filed by the Co-Registrants [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-12

                       CLAYMORE EXCHANGE-TRADED FUND TRUST
                      CLAYMORE EXCHANGE-TRADED FUND TRUST 2
                       OLD MUTUAL/CLAYMORE LONG-SHORT FUND
                   TS&W/CLAYMORE TAX-ADVANTAGED BALANCED FUND

            (Names of Co-Registrants As Specified in their Charters)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee Required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                            CLAYMORE FUNDS JOINT SPECIAL MEETING OF SHAREHOLDERS

LOGO CLAYMORE(SM)


                                  URGENT MATTER


February 3, 2010

Dear Valued Shareholder:

We still need your help. Our records indicate that we have not received your important proxy vote for the adjourned joint special meeting of shareholders of certain Claymore Funds. As a record date shareholder, it is critical to the business of the Funds that we receive your voting instructions before the 2nd adjourned meeting on THURSDAY, FEBRUARY 18TH.

PLEASE TAKE A MINUTE AND CAST YOUR VOTE NOW BY CALLING THE TOLL-FREE NUMBER OR GOING TO THE WEB ADDRESS LISTED ON THE ENCLOSED PROXY VOTING FORM. WE HAVE SENT THIS SECOND FOLLOW-UP LETTER TO YOU VIA EXPEDITED MAIL BECAUSE YOU ARE ONE OF THE LARGEST SHAREHOLDERS YET TO CAST YOUR VOTE.

If you need another copy of the proxy statement or have any proxy-related questions, please call 1-866-796-1290 for assistance. I thank you in advance for your help with this urgent matter.

Sincerely,

/s/ J. Thomas Futrell

J. Thomas Futrell
Chief Executive Officer
CLAYMORE FUNDS

--------------------------------------------------------------------------------

PLEASE TAKE A MOMENT NOW TO CAST YOUR VOTE USING ONE OF THE VOTING OPTIONS LISTED BELOW.

Graphic:
Picture of Phone

1. VOTE BY TOUCH-TONE PHONE. You may cast your vote by telephone by calling the toll-free number found on the enclosed proxy ballot(s).

Graphic:
Picture of Computer

2. VOTE VIA THE INTERNET. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy ballot(s) and following the instructions on the website.

Graphic:
Picture of Envelope

3. VOTE BY MAIL. You may cast your vote by signing, dating and mailing the enclosed proxy ballot in the postage-prepaid return envelope provided. IF POSSIBLE, PLEASE UTILIZE ONE OF THE ABOVE VOTING OPTIONS SO THAT YOUR VOTE WILL BE RECEIVED BEFORE FEBRUARY 18TH.



       Claymore Funds o 2455 Corporate West Drive o Lisle, Illinois 60532